Exhibit 99.1

Cheetah Net Supply Chain Service Inc.

6201 Fairview Road, Suite 225

Charlotte, North Carolina

Edward Transit Express Group Inc.

15000 Staff Ct, Gardena

CA 90248

Chang-Wei (Edward) Liang

Chief Executive Officer

Dear Mr. Liang,

This letter of intent (“Letter of Intent”) and the term sheet attached hereto as Exhibit A (“Term Sheet”) outlines the indicative terms and conditions of a potential acquisition (“Acquisition”) of Edward Transit Express Group Inc., a California corporation (the “Target”) by Cheetah Net Supply Chain Service Inc., a North Carolina corporation listed on the Nasdaq Stock Market (the “Purchaser”) from the shareholders of the Target (the “Sellers”). This Letter of Intent and the Term Sheet are subject to final terms and conditions, which will be mutually accepted and fully described in certain definitive agreements governing the Acquisition (the “Definitive Agreements”).

This Letter of Intent is intended to express only a mutual indication of interest in the Acquisition and does not represent any legally binding commitment or obligation on the part of the parties with respect to the Acquisition, except with respect to the following items set forth in the Term Sheet: Governing Law & Jurisdiction, Exclusivity, Termination, Confirmatory Due Diligence, Transaction Costs, and Confidentiality. Any legally binding commitment or obligation by the parties shall only be provided in Definitive Agreements mutually agreed upon and executed by the parties.

This Letter of Intent may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

This Letter of Intent, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed under and in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of any law other than the laws of the State of New York. Each party to this Letter of Intent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if such court does not have jurisdiction, any New York State court, in either case sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Letter of Intent or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Please acknowledge your acceptance of and agreement to the foregoing by signing and returning to the undersigned as soon as possible a counterpart of this Letter of Intent.

Very Truly Yours,

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Name:	Huan Liu
Title:	Chief Executive Officer
Date:	11/15/2023

Edward Transit Express Group Inc.

By:	/s/ Chang-Wei (Edward) Liang
Name:	Chang-Wei (Edward) Liang
Title:	Chief Executive Officer
Date:	11/14/2023

Representative of the Sellers

By:	/s/ Juguang Zhang
Name:	Juguang Zhang
Date:	11/15/2023

EXHIBIT A - TERM SHEET

This Term Sheet is intended to set forth the material financial and business terms and conditions of the proposed transaction. All such terms and conditions are subject to further refinement and detail as the parties shall mutually agree, as shall be set forth in certain definitive agreements. All capitalized terms used in this Term Sheet and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Letter of Intent to which this Term Sheet is attached.

Target:	Edward Transit Express Group Inc., a California corporation (“Target”)
Purchaser:	Cheetah Net Supply Chain Service Inc., a North Carolina corporation (“Purchaser”)
Sellers:	The sellers listed on Annex A (“Sellers”) collectively hold 100% of the equity interest of the Target, with Juguang Zhang acting as the Sellers’ representative (the “Sellers’ Representative”)
Purchase Price:	The Purchaser shall acquire the Target from the Sellers (the “Acquisition”) pursuant to certain definitive agreements to be mutually agreed by the parties (“Definitive Agreements”). Consideration for the Acquisition shall include a cash consideration of $300,000 and a share consideration involving the issuance of the Purchaser’s unregistered Class A common stock (the “Share Consideration”), with the per share price being determined at 80% of the average closing price over the last 10 business days prior to the Closing Date (as defined below). The Share Consideration shall bear a market value of $1,200,000. As a result of the Acquisition, the Target will become a wholly owned subsidiary of the Purchaser.
Lock-Up	The common stock to be issued to the Sellers shall not be subject to any lock-up period.
Existing Debts Pay-off	Following the closing of the Acquisition, the Purchaser shall assume all liabilities of the Target and shall effectuate payment in accordance with the original terms thereof.
Transaction Costs	Each party shall be responsible for its own transaction costs related to the Acquisition.
Closing Conditions:

Consummation of the Acquisition as contemplated hereby will be subject to customary conditions, including but not limited to:

(i)            Approval by board of directors of the Purchaser;

(ii)           The Purchaser’s shareholders’ approval, if necessary, under applicable laws and regulations;

(iii)          Approval by the Target’s board of directors;

(iv)          Approval by the Sellers;

(v)           Receipt of all governmental, regulatory, and third-party requisite approvals and consents; with each party to use its reasonable best efforts to obtain such approvals and consents; and

(vi)          The results of the due diligence to be conducted by the legal, financial, and accounting advisors of the Purchaser being satisfactory to the Purchaser’s board of directors in their sole discretion.

Exclusivity:	This Letter of Intent shall be effective from the date when the last signatory signs it until the earlier of (i) 90 days after the conclusion of the Due Diligence Period (as defined below), (ii) the time the Target or the Purchaser has indicated in writing that it no longer desires to pursue the Acquisition, or (iii) execution of the Definitive Agreements (the “Exclusivity Period”). During the Exclusivity Period, Target or the Sellers will not engage with or solicit, directly or indirectly, any other party in any discussions, negotiations, or agreements of a nature to compete directly with the purpose of the Letter of Intent.
Termination	This Letter of Intent shall automatically terminate upon the conclusion of the Exclusivity Period. Except as otherwise expressly stated in this Letter of Intent, upon such termination, the provisions of this Letter of Intent shall be of no further force or effect and no party shall have any liability to any other party hereunder.
Confirmatory Due Diligence:	The Purchaser and its employees, officers, directors, advisors, legal counsel, accountants, agents, and representatives will conduct due diligence, including, as necessary, visiting and inspecting all operational facilities and meeting with the Target’s management and the Sellers (the “Due Diligence Period”). The Target and the Sellers shall extend their full cooperation in connection with such investigation and will provide the Purchaser’s representatives with full access during normal business hours to its books and records, facilities, accountants, management, officers, directors, and key employees for the purpose of conducting such investigation. The Due Diligence Period shall conclude 90 days after the effective date of this Letter of Intent or upon the Purchaser’s written confirmation that all material investigations have been completed to the Purchaser’s satisfaction, whichever comes first.
Governing Law & Jurisdiction:	In the event of a dispute under this Letter of Intent, the parties shall first engage into mediation, and if the dispute is still unresolved following such mediation, either party shall have the right to seek other means of resolution under the law of the State of New York.
Closing Date:	The date on which the Acquisition closes shall be referred to herein as the “Closing Date,” which shall be 20 days after the execution of the Definitive Agreements. Each party shall exert commercially reasonable efforts to complete the Acquisition by the Closing Date.
Confidentiality:	The parties to this Letter of Intent acknowledge and agree that the existence and terms of this Letter of Intent and the Acquisition are strictly confidential and further agree that they and their respective representatives, including without limitation, shareholders, directors, officers, employees or advisors, shall not disclose to the public or to any third party the existence or terms of this Letter of Intent or the Acquisition other than with the express prior written consent of the other party, except as may be required by applicable law, rule or regulation, or at the request of any governmental, judicial, regulatory or supervisory authority having jurisdiction over a party or any of its representatives, control persons or affiliates (including, without limitation, the rules or regulations of the SEC or the Financial Industry Regulatory Authority), or as may be required to defend any action brought against such party in connection with the Acquisition. If a party is required to make such a disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that the disclosure is required, and the time and place that the disclosure will be made. In such event, the parties shall work together to draft a disclosure that is acceptable to both parties.

Notices:

All notices, requests, demands, and other communications given pursuant to this Letter of Intent shall be sent by email transmission, to the parties as set forth below and shall be effective when received:

If to the Target:

Name: Chang-Wei (Edward) Liang

Email: [*]

If to the Sellers:

Name: Juguang Zhang

Email: [*]

If to the Purchaser:

Name: Alisha Li

Email: [*]

Annex A

Sellers

Name	Number of Shares Beneficially owned	Equity Ownership Percentage
Juguang Zhang *	10,000	100%

* Representative of the Sellers